Exhibit 10.21
CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT WERE OMITTED AND REPLACED WITH “***”. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECRETARY OF THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO AN APPLICATION REQUESTING CONFIDENTIAL TREATMENT UNDER RULE 24B-2 OF THE EXCHANGE ACT OF 1934.
CONFIDENTIAL
DOCOSANOL DATA TRANSFER & PATENT LICENSE AGREEMENT
     THIS DOCOSANOL DATA TRANSFER & PATENT LICENSE AGREEMENT is made and entered into as of July 6, 2006 (“Effective Date”) between Avanir Pharmaceuticals, a California corporation (“Avanir”) and Healthcare Brands International Limited of 56 Queen Anne Street, London W1G 8LA (“HBI”).
BACKGROUND
     Avanir is the owner of certain data, know-how, trade secrets, confidential information, inventions, technology, and patent rights and that (i) pertain to Docosanol, (ii) relate to use of Docosanol in the treatment of viral infections and inflammations of skin and mucous membranes in humans, and other medicinal uses, and (iii) include certain medicinal formulations and manufacturing methods of products containing Docosanol.
     The United States Food and Drug Administration (“FDA”) has approved Avanir’s New Drug Application in the United States of America (“USA”) and Avanir received approval of its Marketing Authorization Application (“MAA”) from the Swedish Medical Products Agency (“MPA”) under a Mutual Recognition Process (“MRP”) relating to products incorporating Docosanol for topical, human use for the treatment of herpes labialis.
     HBI is interested in obtaining access to certain of Avanir’s proprietary data and know-how, and Avanir is willing to grant such access on the terms and conditions of this Agreement.
     HBI is interested in obtaining from Avanir a license to Avanir’s patent rights relating to the use of Docosanol and Avanir is willing to grant such license and access on the terms and conditions of this Agreement.
     NOW, THEREFORE, in consideration of the monetary consideration set forth in this Agreement and of the terms, conditions and agreements contained in this Agreement, and for other good and valuable consideration, the receipt and adequacy of which are acknowledged, Avanir and HBI agree as follows:

Article I. DEFINITIONS
Words and phrases used in this Agreement which are not otherwise defined will be interpreted in accordance with the common usage for such term in English in the USA. Technical terms unless otherwise defined will be interpreted consistent with their common usage in the relevant scientific field. Some terms are defined in this Agreement parenthetically, and such terms will have the meanings apparent from the context in which such terms are parenthetically defined. When used in this Agreement, each of the following defined terms will have the meanings set forth in this Section.
Section 1.01 “Additional Territories” means Italy, Greece, Cyprus, Turkey, Romania, Sweden, Denmark, Norway and/or Finland.
Section 1.02 “Additional Rights” means Avanir’s Know-how and/or Intellectual Property in so far as it relates to any of the Additional Territories, including without limitation those rights set out in Schedule 1.12.
Section 1.03 “Affiliate(s)” means, with respect to each party, any organization, corporation, company, firm, or other entity that controls, is controlled by, or is under common control with such party. In this context “control” shall mean the ability to control the management of a company, whether through ownership of voting rights, contract, ability to control or appoint the board or otherwise.
Section 1.04 “Approval Date” has the meaning specified in Section 5.01.
Section 1.05 “Business Day” means any day other than a Saturday, Sunday or any other day which is a public holiday in England.
Section 1.06 “Data” means any data, results, know-how, and information which Avanir owns, controls or has a license (with a right to sublicense) and relating to Docosanol or that is necessary or useful to the manufacture, use or sale of Products, including, without limitation, data or information incorporated either in Avanir’s approved New Drug Application in the USA or the MAA, chemical compositions of monomers, derivatives, designs, polymers, solvents, catalysts, formulae, specifications, designs, chemical and physical data, clinical data, information concerning concentrations, combinations, indications, dosage strengths and sizes or packaging, preparations, synthesis, processes, formulations, administrations, applications, toxicity, operations, regulatory affairs and marketing.
Section 1.07 “Docosanol” means docosanol ***and any other *** ***.
Section 1.08 “European Rights” means all of Avanir’s Know-how and Intellectual Property in so far as it relates to the Territory, including without limitation those rights set out in Schedule 1.13.
Section 1.09 “First Commercial Sale” means, in the Territory the first commercial sale, where sale means ***, whichever comes first, of a Product by HBI, its Affiliates or sublicensees to any person or entity other than HBI, its Affiliates or sublicensees following Territory Registration.

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Section 1.10 “Improvements” means any and all improvements, developments, alterations or modifications to the Product made or developed by Avanir or HBI from time to time, solely to the extent that the composition, manufacture or use of any such item would be dominated by the Licensed Patents at the time when discovered or made or would require use of Know-how.
Section 1.11 “Intellectual Property” means all patents and patent applications (including the Licensed Patents), registered and unregistered designs, design rights, copyright works or other intellectual property rights from time to time owned by Avanir in relation to the creation, manufacture, Registration, marketing, promotion, distribution and/or sale of the Products and/or Docosanol, including any Improvements.
Section 1.12 “Know-how” means all of the Data, drawings, designs, specifications, processes, knowledge, correspondence, technical information and expertise from time to time owned or controlled by Avanir in relation to the creation, manufacture, Registration, marketing, promotion, distribution and/or sale of the Products and/or Docosanol and its packaging, including any Improvements.
Section 1.13 “Licensed Patents” means all (i) patents and patent applications in the Territory which generally or specifically claim a Product, a process for manufacturing or formulating a Product, an intermediate contained in a Product, or use of a Product and which are owned or controlled by Avanir, including without limitation those listed in Schedule 1.13 and those owned by Avanir under Section 3.06; (ii) any divisionals, continuations, refilings, and extensions of any of the foregoing patents and patent applications; and (iii) all substitutions, reissues, renewals, reexaminations, patents of addition, and inventors’ certificates thereof, patent term extensions, supplementary protection certificates and exclusivity extensions of the foregoing patents.
Section 1.14 “Product(s)” means any finished or semi-finished product that contains Docosanol (either as the sole ingredient or in combination with any other ingredient, substance or compound, regardless of whether any other such ingredient, substance or compound is claimed as or considered to be an “active ingredient” or not) in any and all concentrations, formulations, preparations, administrations, combinations or dosage strengths and sizes thereof, together with all expansions and Improvements thereon, the manufacturing, use or sale of which would, but for the licenses granted hereunder, infringe any Licensed Patent or employ any Know-how.
Section 1.15 “Registration” means satisfaction of registration (including any duplicate marketing authorizations) or notification requirements and receipt of approvals, licenses, registrations or authorizations of any appropriate regulatory agency, department, bureau or other government entity, necessary for the commercialization of the Product, including any manufacture, use, storage, import, transport or sale of Products or the equivalent from the appropriate governmental agency in any relevant country of the Territory or Additional Territory.
Section 1.16 “Territory” means Russia, the Ukraine and the nations of the European Union as of the Effective Date, but not any of the following countries: Italy, Greece, Cyprus, Turkey, Romania, Sweden, Denmark, Norway or Finland; provided, however, that if HBI has been granted a license pursuant to Section 2.07 in respect of any Additional Territory, such Additional Territory shall become part of the Territory and references to Territory shall thereafter be construed accordingly. Other countries may be added to the Territory by the parties from time to time upon the mutual execution of an amendment to this Agreement adding such countries and upon the payment of mutually agreed consideration therefor.
Section 1.17 “Third Party” or “Third Parties” means any person, organization, corporation, company, firm, or other entity that is not a party hereto or an Affiliate of either party.
Article II. DATA TRANSFER & PATENT LICENSE
Section 2.01 Data Transfer. In consideration for the fee paid by HBI and in order to support HBI’s direct pursuit of applications for Registrations for marketing approval of Products in the Territory, Avanir (A) hereby grants HBI the right to access and reference the Data, (B) will execute such letters of authorization or consents as reasonably requested by HBI in connection with the foregoing, (C) will make available the Data which is the entire contents of the approved Swedish MAA regulatory submission for 10% docosanol cream in the treatment of herpes labialis, and pre-clinical data relating to any Product, including, without limitation, copies of all existing clinical data, documents, papers, protocols, results and analyses and all correspondence relating to the Swedish approval, and (D) will transfer, or cause to be transferred, to HBI all regulatory licenses for Products in the Territory existing as of the Effective Date. This Data represents a significant investment on the part of Avanir, and is considered proprietary to Avanir. HBI, therefore, agrees to retain control over this Data and not to transfer Data to Third Parties other than to regulatory authorities in the Territory or to regulatory consultants of HBI who are obligated in writing to maintain its confidentiality without advance written approval of Avanir.
Section 2.02 Patent License Grant. Subject to all the terms, payments and limitations of this Agreement, Avanir hereby grants to HBI an exclusive license under the European Rights to make, have made, use, have used, offer to sell, sell, have sold through distributors and import Products in the Territory, and to subcontract such rights as reasonably required to exercise the rights granted hereunder and to grant sub-licenses of such rights upon approval by Avanir, not to be unreasonably withheld or delayed, and subject to the terms set forth in Schedule 2.
For clarity, as a consequence of the exclusive license granted herein, Avanir will not carry on or procure any Third Party to carry on any activities within the scope of such license. Accordingly, Avanir shall not seek customers in the Territory and will not maintain a distribution depot in the Territory for sales of Product to customers in the Territory. Notwithstanding the foregoing, Avanir shall be entitled to manufacture Product in the Territory for the sole purpose of exporting Product outside the Territory provided that Avanir shall not sell or supply Product to any Third Party in the event Avanir believes or has reasonable cause to believe that such Third Party intends to sell such Product into the Territory. HBI shall not seek customers outside the Territory and will not maintain a distribution depot outside the Territory for sales of Product to customers outside the Territory. Notwithstanding the foregoing, HBI shall be entitled to manufacture Product outside the Territory for the sole purpose of exporting Product into the Territory provided that HBI shall not sell or supply Product to any Third Party in the event that HBI believes or has reasonable cause to believe that such Third Party intends to sell such Product outside the Territory.
Section 2.03 Duty to Supplement the Data. Subject to any contractual prohibitions by which Avanir is bound as of the Effective Date, in the event that Avanir receives any supplemental Data or other Know-how or copies of correspondence with regulatory authorities outside the Territory from any other licensees or any other source that relates to the Products, Avanir will promptly provide such updates of Data and/or Know-how to HBI. Upon request of HBI, Avanir shall request permission from other licensees of Products to share any such information which Avanir receives with HBI, solely for use by HBI under the terms of this Agreement. Avanir will also make available, upon request, content from the US NDA 20-941 to HBI for use in seeking and supporting Product Registrations in the Territory. HBI shall be permitted to reference such US NDA and any other regulatory filings made by Avanir or its licensees in the Additional Territories to the extent reasonably necessary to obtain Registrations in the Territory.
Section 2.04 Data Transfer Fees. In consideration for the transfer of the Data as a know-how and data transfer fee, HBI will pay to Avanir, (a) the sum of £750,000 within ten (10) business days of the execution of this Agreement and (b) the sum of £750,000 within 30 days of receipt of each of the first two grants in the Territory by the appropriate regulatory authorities of the regulatory approvals necessary to commence sales, including Registration and pricing approvals if required, in each case with respect to approvals which are received after the Effective Date.
Section 2.05 Taxes. HBI will pay and bear the expense of local, state and/or federal government license, sales and use, property and ad valorem taxes and any custom duties, fees or charges which may be imposed or assessed on it with respect to manufacture or sales of Products in the Territory under this Agreement.
Section 2.06 Deferred Compensation. In accordance with Schedule 2 and in further consideration for the licenses granted pursuant to Section 2.02, for (a) sales or sublicenses of Product rights, (b) sales of HBI and (c) initial public offerings, Licensee will pay Avanir non-refundable amounts as calculated on Schedule 2. For clarity, no royalties shall be due on sales of Products hereunder.
Section 2.07 “Additional Territories License”. Avanir grants HBI a right of first offer to obtain a license under the terms set out in Section 2.02 of the relevant Additional Rights in respect of each of the Additional Territories. This shall mean that before making any offer to any Third Party of, or making direct use by Avanir following expiration, termination or renegotiation of any existing license agreement relating to, any of the Additional Rights (or any interest in any of them), directly or indirectly, Avanir shall first notify HBI in writing of the of its offer of such Additional Rights and shall give HBI *** Business Days in which to decide whether it wishes to acquire the rights which are the subject of such written offer. If HBI wishes to acquire such Additional Rights, HBI and Avanir shall then negotiate terms to extend the licenses hereunder to include such rights in good faith for a period of no more than 60 days from the end of the first *** Business Day period. If such terms are agreed within such period, and Avanir has as of such date obtained by reversion from an existing licensee, rights to any Registrations relevant to the Product in such part of the Additional Territory as has become part of the Territory pursuant to this Section 2.07, Avanir shall transfer such rights to HBI upon the execution of the amendment adding such Additional Territory. If HBI and Avanir are not able to agree on such terms within such additional 60 day period then Avanir may thereafter offer such Additional Rights to any Third Party on financial terms which are substantially equivalent to the terms that were last offered to HBI.

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Article III. INTELLECTUAL PROPERTY
Section 3.01 Patent Prosecution and Maintenance.
     (a) Discretionary Duty to Prosecute and Maintain: Avanir shall, at Avanir’s expense, use all commercially reasonable efforts to prosecute or cause to be prosecuted or continue to prosecute to allowance or final rejection in the Territory the patent applications included in the Licensed Patents. Avanir shall, at Avanir’s expense use all commercially reasonable efforts to maintain any issued patents described within the Licensed Patents. Avanir shall promptly provide HBI with copies of all correspondence with patent offices relevant to the foregoing efforts. If, subject to Avanir’s obligation to use all commercially reasonable efforts as provided herein, Avanir fails to so file, prosecute, cause to be prosecuted, or maintain the Licensed Patents, HBI may elect to do so.
     (b) HBI’s Right to Consult: Avanir shall furnish HBI with copies of all correspondence relating to the Licensed Patents to and from patent offices in the Territory and shall provide HBI a reasonable time to offer its comments thereon, provided that in the event that delay would jeopardize any potential patent right, Avanir shall use all commercially reasonable efforts to proceed without awaiting HBI’s comments on any patent application or correspondence. HBI shall have the right to consult with Avanir regarding the content of the patent applications included in the Licensed Patents in the Territory and to comment on any prosecution thereof. Avanir shall consider all such comments offered by HBI in good faith, it being agreed, however, that all final decisions respecting conduct of the prosecution of said patent applications shall rest solely in the discretion of Avanir. Any legal fees or expenses incurred by HBI under this Section 3.01 shall be the sole responsibility of HBI.
     (c) Abandonment of Prosecution: Avanir shall notify HBI in the event Avanir decides at any time, subject to Avanir’s obligation to use all commercially reasonable efforts as provided herein, to abandon or discontinue prosecution of any one or more of the patent applications included in the Licensed Patents in the Territory, including any decisions to discontinue pursuit of applications which have been finally rejected. Such notification will be given as early as possible which in no event will be less than *** days prior to the date on which said application(s) will become abandoned. HBI shall have the option, exercisable upon written notification to Avanir, to assume full responsibility, at its discretion and expense, for the prosecution of the affected patent application(s). Under no circumstances shall any such expense paid by HBI be refundable to HBI by Avanir. Under no circumstance shall any such assumption of responsibility on the part of HBI affect ownership of any such patent application or any patent issuing thereon.
     (d) Abandonment of Opposition Contest: Should a priority or opposition contest develop in any patent office or other forum within the Territory relating to a patent or patent application within the Licensed Patents which Avanir does not believe it would be commercially reasonable to defend, then HBI shall be given *** days notice in which to elect to continue prosecuting and defending such patent or patent applications at HBI’s own expense. Otherwise, HBI shall pursue and bear the cost of any such contest and shall have control of such contest. Avanir shall provide HBI with all cooperation and available documents required by HBI to prosecute any such priority

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or opposition contest not pursued by HBI, including cooperation of any licensor or consultants of Avanir, at HBI’s expense. Avanir shall have the right to participate in any such contest, or designate its own counsel to so participate, at Avanir’s own expense, throughout each step of such priority or opposition contest. Under no circumstance shall any such expenses or fees paid by HBI be refundable to HBI by Avanir. Under no circumstances shall any such election on the part of HBI affect ownership of any such patent or patent application, including any patent issuing thereon.
     (e) Patent Term Extension: In the event that applicable law in any country in the Territory provides for the extension of the term of any patent included among Licensed Patents, Avanir shall, upon request of HBI, apply for and use all commercially reasonable efforts to obtain such an extension or, should the law require HBI to so apply, Avanir hereby gives permission to HBI to do so. HBI and Avanir agree to cooperate with one another in obtaining such extension. Avanir agrees to cooperate with HBI in the exercise of the authorization granted herein and will execute such documents and take such additional action as HBI may reasonably request in connection therewith.
Section 3.02 Enforcement of Patent Rights Against Third Parties. If either party becomes aware of any product or activity of any Third Party that involves infringement or violation of any of Avanir’s proprietary rights licensed to HBI hereunder, then such party will promptly notify the other party in writing of such infringement or violation. Subject to Section 3.03, Avanir may in its sole discretion take or not take whatever action it believes is appropriate in connection with, and will have the right to initiate an infringement or other appropriate suit against, any Third Party who is suspected of infringing or misappropriating any Licensed Patents, invention or technology included in any Products or the Data in the Territory. If Avanir elects to take action, HBI will fully cooperate therewith at Avanir’s expense. If Avanir initiates and prosecutes any such action under this section, all legal expenses (including court costs and attorneys’ fees) will be for Avanir’s account. All amounts awarded by way of judgment, settlement or compromise and any such damages, royalties, settlement fees or other consideration received by Avanir will be shared by the parties in proportion to the damages that each has suffered in relation to such infringement. Avanir will have the sole and exclusive right to select counsel for any such suit but shall consult with HBI in that regard. If necessary, HBI may be joined as a party to the suit and will cooperate fully with respect to such suit and will offer such assistance to Avanir as Avanir reasonably requests in connection therewith at no charge except for reimbursement of reasonable out-of-pocket expenses (including attorneys’ fees) incurred in rendering such assistance.
Section 3.03 Enforcement of Patent Rights Against Third Parties by HBI. If Avanir declines to (or does not agree to) enforce or initiate an infringement or other appropriate suit against an infringing Third Party in the Territory within *** Business Days of HBI informing it of a claim, or, notwithstanding Section 3.02, to the extent such infringement relates to the Territory, HBI will have the right to sue in respect of any such infringement in the Territory and shall be entitled to all amounts awarded by way of judgment, settlement or compromise, provided, however, that Avanir will be entitled to a *** percent (***%) share of any damages or payments (other than for reimbursement of costs or expenses, including attorneys’ fees) received by HBI from such Third Party(s). If HBI elects to take such action, Avanir will fully cooperate therewith at HBI’s expense

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and will not itself take any conflicting action under Section 3.02 (though it may take action in respect of countries which are not within the Territory). HBI may in any event seek injunctive relief in appropriate cases without notice to or consent from Avanir.
The parties shall keep one another informed of the status of and of their respective activities regarding any litigation or settlement thereof concerning Product pursuant to this Section 3.03 or Section 3.02, provided, however, that no settlement or consent judgment or other voluntary final disposition of any suit defended or action brought by a party pursuant to this Article 3 may be entered into without the consent of the other party if such settlement would require the other party to be subject to an injunction or to make a monetary payment or would otherwise adversely affect the other party’s rights under this Agreement or the validity, scope or enforceability of the Licensed Patents.
Section 3.04 Confidential Information. Each party to this Agreement acknowledges that in order for Avanir and HBI to carry out their respective obligations under this Agreement, it may be necessary for Avanir and HBI to disclose to each other certain non-public and valuable business information (“Confidential Information”), which shall include without limitation information exchanged or provided under Sections 2.01, 2.03 and 4.02 hereof. Each party to this Agreement agrees: (a) not to reveal or make available any Confidential Information of the other to any Third Party, (except (i) to agents engaged to obtain Registrations in the Territory who have entered into confidentiality agreements in a form acceptable to Avanir or (ii) as such disclosure may be specifically approved in writing by the party against whom such disclosure is sought and except as such disclosure may be required by the receiving party’s compliance with legal requirements and in any such case such party will promptly notify the other party of any such legally required disclosure) and to ensure that it will treat such Confidential Information of the other party in the same manner as it treats its own Confidential Information, such treatment to be at least the degree that a reasonable person would perform under similar circumstances; (b) to ensure that Affiliates, sublicensees, employees, agents, associates or other persons to whom such disclosure may be made or who may otherwise have access to such Confidential Information of the other have, directly or indirectly, agreed in writing to safeguard and maintain such Confidential Information of the other and not to disclose or use such Confidential Information of the other except as expressly provided herein; (c) to ensure that Confidential Information of the other is not used for the receiving party’s benefit except as such benefits are expressly contemplated in this Agreement; (d) to prohibit the Confidential Information of the other from being duplicated in any manner; except as is reasonably necessary to perform the tasks and obligations contemplated under this Agreement; and (e) to prohibit the Confidential Information of the other from being published in any form without the express written consent from the disclosing party. The obligations of this Section with respect to Confidential Information of the other Party will continue during the term of this Agreement and for 10 years thereafter. For clarity, this Section 3.04 shall not be deemed to prevent HBI from subcontracting or sublicensing under Section 2.02 or either Party from making any permitted assignment under Section 7.03.
Section 3.05 Trademarks. HBI will have no right to use the Avanir trade name or any Avanir trademark. HBI will solely own any trademark or trademarks selected by HBI for use in connection with the sale of the Products in the Territory, together with any registrations or pending registration applications or intent to use filings therefor, and HBI will be solely responsible for use and registration of such trademarks and all related costs and expenses.

Section 3.06 Improvements. Each party will solely own any and all Improvements that each such party invents, develops, discovers or creates, without any obligation to the other party with respect thereto other than as expressly provided herein. Subject to mutual agreement on applicable terms and conditions, HBI will grant to Avanir a non-exclusive license outside the Territory to any HBI-owned Improvements.
Article IV. REGULATORY MATTERS
Section 4.01 Additional Studies. HBI will be responsible for (a) conducting any additional pre-clinical, clinical or non-clinical studies reasonably necessary or required to be conducted in order to obtain or to maintain in effect Registrations of the Products in the Territory and (b) all costs and expenses associated therewith.
Section 4.02 Registrations. Avanir hereby grants to HBI the right to communicate directly with applicable government agencies. HBI will be solely responsible for, will manage, direct and control the application process and will directly communicate with each applicable agency required in order to prepare and submit an application for Registration with health care authorities in at least *** countries in the Territory within *** months from the Effective Date. HBI will directly bear all costs and expenses of, and will own, all applications for Registrations. Avanir will assist HBI in the regulatory matters as appropriate, and HBI will compensate Avanir for its personnel’s reasonable time and expenses *** man hours will be provided with Avanir’s executive hours and non-executive hours to be charged to HBI at $***/hour and $***/hour respectively, plus expenses). Each party will notify the other immediately by telephone (with prompt, written follow-up) of any inquiry, contact or communication received from any governmental regulatory agency or other official body which adversely relates to or impacts upon the Products or any component or ingredient thereof (including, without limitation, any issuance of any Registration administrative decree relating to a recall of the Products or the imposition of any post marketing surveillance period), and will promptly furnish the other party with copies of all written communications relating thereto sent to or received from such regulatory agency. HBI will keep Avanir informed of the status of the Registration efforts on a current basis and will furnish Avanir, upon Avanir’s reasonable request, copies of all of the documents, data and other information supplied to or received from the government in the Territory or other any approval authority in connection with the Registration. Avanir will have the right to be informed of, and upon HBI’s request, will participate in and attend discussions regarding any Registration in the Territory or any administrative decree. Upon receipt of the Registrations, HBI will promptly furnish Avanir copies or other evidence thereof.
Section 4.03 Adverse Event Data Exchange. In the event that either party or its Affiliates or licensees (or, in HBI’s case, sub-licensees) obtains, directly or indirectly, information, data, inquiries complaints or reports on any Adverse Events (as defined in accordance with ICH Guidelines) relevant to a Product during the development, marketing and distribution of any of the Products, such party will disclose, as soon as reasonably practicable and, in accordance with applicable laws, such information and data to the other party. In any event, each party shall inform the other party of any Adverse Event of which it becomes aware in a timely manner commensurate with the seriousness of the Adverse Event and in compliance with ICH Guidelines. HBI will be

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responsible for reporting all Adverse Events to the appropriate regulatory authorities in the countries in the Territory in accordance with the appropriate laws and regulations of the relevant countries and authorities and Avanir or its other licensees will be responsible for reporting all Adverse Events to the appropriate regulatory authorities in the countries outside the Territory. HBI will ensure that its Affiliates and sublicensees comply with all such reporting obligations, and Avanir will use commercially reasonable efforts to ensure that its Affiliates and other licensees comply with all such reporting obligations.
Section 4.04 Labeling. HBI agrees that (a) in any part of the Territory, the Product’s packaging and all Product labeling will only be in the primary languages of the country(ies) where the Product is being sold, and (b) in any country of the Territory where there is a Licensed Patent, the word “patented” will appear on the Product’s packaging in a place determined by HBI in its sole discretion, in each case to the extent practicable and permissible under any applicable law.
Article V. ALLOCATIONS OF RESPONSIBILITIES AND RISKS.
Section 5.01 Commercialization & Manufacturing of Products. HBI will use all commercially reasonable efforts to apply its marketing and sales expertise to maximize the sale of the Products in the Territory as soon as is reasonably practical. Such efforts shall include that the First Commercial Sale will occur no later than *** months after the receipt of all regulatory approvals required to commence sales, including Registration and pricing approvals if required, in each country, which approvals are received after the Effective Date (each such date, an “Approval Date”). As between Avanir and HBI, throughout the term of this Agreement, HBI will be solely responsible for and entitled to (and Avanir shall refrain from and shall not assist or procure any Affiliate or Third Party unless at the request of HBI to): (a) manufacture or have manufactured the Products for distribution and sale in the Territory and any related packaging, (b) acquire or cause to be acquired all manufacturing equipment and licenses, including, without limitation, plant, equipment and facilities licenses and approvals, necessary to enable the manufacture and testing of the Products, (c) obtaining any required importation licenses or approvals for importation of bulk Docosanol or fully manufactured Products into the Territory, (d) report matters regarding the manufacture of Products to relevant regulatory authorities and handle and respond to any appropriate governmental agency inspections with respect to manufacturing of Products, all in accordance with applicable laws and regulations.
Section 5.02 WARRANTIES.
     (a) Avanir represents that it owns the Know-How and the Licensed Patents and has all power and authority necessary to grant the licenses and rights to HBI under this Agreement.
     (b) Avanir further warrants and represents that there is nothing in any Third Party agreement Avanir has entered into as of the Effective Date which, in any way, will limit Avanir’s ability to perform all of the obligations undertaken by Avanir hereunder, and that it will not enter into any Agreement after the Effective Date under which Avanir would incur any such limitations.

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(c) Nothing in this Agreement shall be construed as a warranty that Licensed Patents are valid or enforceable as of the Effective Date, or that they will be so during the term of this Agreement; provided, however, that Avanir hereby warrants and represents that it has no present knowledge from which it can be inferred that Licensed Patents are invalid or that their exercise would infringe patent rights of Third Parties, and that the Licensed Patents have been filed, prosecuted and maintained in good faith to date. Avanir further warrants and represents that it has no present knowledge from which it can be inferred that the use of or the process of manufacturing Product, and all intermediates of such process, will infringe patent rights of Third Parties in any country in the Territory.
     (d) Avanir warrants and represents that, it has furnished to HBI, or will, pursuant to Article 2 hereof, furnish to HBI, copies of all clinical information and correspondence with regulatory authorities in the Territory relevant to Products that are in the possession of Avanir as of the Effective Date.
     (e) Avanir warrants and represents that the officers of Avanir have no present knowledge of the existence of any pre-clinical or clinical results or findings concerning the Product which it has not provided to HBI prior to the Effective Date and which results or findings in Avanir’s reasonable opinion, evidences any issue of quality, toxicity, safety and/or efficacy that would materially impair marketing and sale of the Product.
     (f) AVANIR EXPRESSLY DISCLAIMS ANY OTHER WARRANTY AND ESPECIALLY WITH RESPECT TO (A) THE QUALITY, EFFICACY OR EFFICIENCY OF THE PRODUCTS, DATA OR OTHER INFORMATION TO BE DELIVERED UNDER THIS AGREEMENT; AND (B) MERCHANTABILITY OF ANY DATA, PRODUCTS OR KNOW-HOW, OR FITNESS FOR A PARTICULAR PURPOSE WITH RESPECT TO ANY AND ALL OF THE FOREGOING.
Section 5.03 Limitation of Liability. TO THE EXTENT PERMITTED BY APPLICABLE LAW, NEITHER HBI NOR AVANIR WILL BE LIABLE WITH RESPECT TO ANY SUBJECT MATTER OF THIS AGREEMENT UNDER ANY CONTRACT, NEGLIGENCE, STRICT LIABILITY OR OTHER THEORY FOR COST OF PROCUREMENT OF SUBSTITUTE GOODS, SERVICES, TECHNOLOGY OR RIGHTS OR FOR ANY INCIDENTAL OR CONSEQUENTIAL DAMAGES. NEITHER AVANIR NOR HBI WILL BE LIABLE FOR ANY AMOUNTS AGGREGATING IN EXCESS OF THE AMOUNTS PAID TO IT (FOR AVANIR) OR BY IT (FOR HBI) HEREUNDER, PROVIDED THAT THIS LIMITATION SHALL NOT APPLY TO THE INDEMNITIES SET OUT IN SECTION 5.04.
Section 5.04 Indemnification.
     (a) Notice of Indemnified Claims. If during the term of this Agreement, either party receives notice of or becomes aware of any Third Party claim against such party or its Affiliates or sublicensees, which claim is subject to indemnification by the other party under this Section 5.04 (an “Indemnified Claim”), such party seeking indemnification will promptly inform the other party of such claim and all relevant and applicable facts relating thereto in writing.

(b) Defense of Indemnified Claims. Upon receiving a notification of an Indemnified Claim, the indemnifying party will have sole discretion with respect to and will solely control, at the indemnifying party’s expense, the defense of any such Indemnified Claim. The indemnifying party will keep the indemnified party fully informed regarding the status of any negotiations or suits relating to such Indemnified Claim. The indemnified party will cooperate fully with the indemnifying party and will offer such assistance to the indemnifying party as the indemnifying party requests in connection with the defense of any such Indemnified Claim at no charge to the indemnifying party, except for reimbursement of reasonable out-of-pocket expenses incurred in rendering such assistance. The indemnifying party will have the right to join the indemnified party as a party to any lawsuit relating to such Indemnified Claim at the indemnifying party’s expense and the indemnified party will have the right to be represented therein by legal counsel of its own choice at the indemnified party’s expense. The indemnifying party will not settle any such suit if such settlement would have an affect on the rights of the indemnified party without obtaining the prior written consent of the indemnified party, which consent will not be unreasonably withheld. The indemnifying party’s obligation to indemnify under this Section 5.04 will not apply to the extent that the party seeking indemnification (i) failed to comply with the obligations under this Section 5.04; or (ii) contributed to such loss, damage, injury, liability or claim by any act, or by an omission to perform some duty imposed by law, this Agreement or other contract between the parties, on the indemnified party. The indemnification rights of either party under this Section 5.04 will be the sole remedy for any claims for which either such party seeks indemnification under this Section 5.04.
     (c) Indemnification of Avanir by HBI. HBI will defend, indemnify and hold harmless Avanir, its successors, assigns, officers, directors, employees and agents from any and all claims, causes of action, losses, liabilities and expenses (including, but not limited to, reasonable attorneys’ fees) to Third Parties (including Avanir’s employees and any sublicensee) arising out of any personal injury, death, environmental damage or property damage resulting from HBI’s creation, manufacture, Registration, marketing, promotion, distribution and/or sale of Docosanol or Products or any other of HBI’s acts or omissions in relation to (i) any defects in design, materials or workmanship of any kind or (ii) failure to comply with any applicable laws or misappropriation of any Third Party rights related to the manufacture, labeling, marketing, advertising, distribution, transportation, sale and use of the Docosanol or Products by HBI or its Affiliates or sublicensees or by any Third Party acting under any contract with HBI or with HBI’s knowledge, consent or approval, or (c) claims that any HBI trademark used by it in relation to the Products infringes any trademark rights owned by a Third Party.
     (d) Indemnification of HBI by Avanir. Avanir will defend, indemnify and hold harmless HBI, its successors, assigns, officers, directors, employees and agents from any and all claims, causes of action, losses, liabilities and expenses (including, but not limited to, reasonable attorneys’ fees) to Third Parties (including HBI’s employees and any sublicensee) arising out of any personal injury, death, environmental damage or property damage resulting from Avanir’s failure to comply with any applicable laws, or claims that HBI’s approved use or sale of Products infringes any patent or similar right owned by a Third Party in the Territory. If an action is commenced by a Third Party against HBI seeking a preliminary or permanent injunction with respect to the use of the Products by HBI and Avanir is unable to either obtain a written opinion of patent counsel that HBI is not infringing the third-party’s patent, or that such patent is invalid, or a license to such Third Party’s patent, despite use of best efforts, then HBI will cease any such infringement or misappropriation unless it will release Avanir from any indemnification obligations arising out of subsequent infringement by HBI. Avanir shall further defend, indemnify and hold harmless HBI, its successors, assigns, officers, directors, employees and agents from any and all claims, causes of action, losses, liabilities and expenses (including, but not limited to, reasonable attorneys’ fees) to Third Parties (including Avanir’s employees and any sublicensee) arising out of any personal injury, death, environmental damage or property damage resulting from Avanir’s creation, manufacture, Registration, marketing, promotion, distribution and/or sale of Docosanol or Products outside of the Territory, including in relation to (i) any defects in design, materials or workmanship of any kind or (ii) failure to comply with any applicable laws or misappropriation of any Third Party rights, related to the manufacture, labeling, marketing, advertising, distribution, transportation, sale and use of the Products by Avanir or its Affiliates or sublicensees or by any Third Party acting under any contract with Avanir or with Avanir’s knowledge, consent or approval, or (c) claims that any Avanir trademark infringes any trademark rights owned by a Third Party.
Section 5.05 Insurance. To provide each indemnified party under this Agreement with adequate assurance of indemnification, for the term of this Agreement and for a period of five years after the expiration of this Agreement or its earlier termination, each party will obtain and maintain, at its sole cost and expense, product liability insurance in amounts, which are reasonable and customary in the local pharmaceutical industry considering the respective size and activities of the two parties. Such product liability insurance will insure against all liability, including liability for personal injury, physical injury and property damage. Each party will provide written proof of the existence of such insurance to the other party upon request.
Section 5.06 Compliance with Export and Other Laws. Each party to this Agreement hereby covenants to comply with, and the performance of the terms of this Agreement will be subject to all applicable treaties, laws, statutes, rules and regulations of any federal, state or local governmental entity or instrumentality, including without limitation, the provisions of the USA Export Administration Act of 1969, as amended.
Article VI. TERM & TERMINATION
Section 6.01 Term. Unless otherwise terminated as set forth below, the term of this Agreement will commence on the date of this Agreement and will continue until and automatically expire, on a country by country basis upon the later to occur of (a) the 15th anniversary of the First Commercial Sale in each respective country of the Territory or (b) the date the last claim of any Licensed Patent licensed under this Agreement expires or is invalidated that covers sales of Products in each such country of the Territory. Upon expiration of the term of this Agreement in each such country of the Territory, HBI will thereafter retain a fully paid-up perpetual, irrevocable, royalty-free, exclusive license under the Intellectual Property and Know-how in such country.
Section 6.02 Material Breach by HBI. If HBI materially breaches, materially defaults or otherwise materially fails to perform under the terms of this Agreement, Avanir may terminate this Agreement by giving *** days advanced written notice, unless HBI will cure such breach, default or failure of performance within such *** day period or (where it is not reasonably possible to cure within such period) within such longer period as may be reasonable in all the circumstances

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provided that HBI is continuing to use its reasonable endeavors to cure such breach. For the avoidance of doubt, a failure of HBI to (i) prepare and file the application for Registration in at least *** countries of the Territory within *** months after the Effective Date or (ii) complete the First Commercial Sale of Products in each country by the *** month anniversary of the relevant Approval Date will each be considered a breach of this Agreement, entitling Avanir to terminate the Agreement as provided herein but, in the case of (ii), only with respect to the relevant country. For clarity, the parties agree that in the event that HBI in good faith disputes the existence of a material breach by HBI, the dispute shall be resolved pursuant to Section 7.06 prior to any termination pursuant to this Section 6.02 becoming effective, and that during the pendency of any such proceedings, the parties shall remain bound by the terms and conditions of this Agreement.
Section 6.03 Lack of Funding. Notwithstanding anything else in this Agreement to the contrary, in the event that HBI fails to close a transaction providing funding to HBI in at least the amount of *** million within *** days of the Effective Date, Avanir will have the right to terminate this Agreement and the licenses granted herein upon *** days notice, unless HBI closes such financing within such second ***-day period.
Section 6.04 Material Breach by Avanir. If Avanir materially breaches, materially defaults or otherwise materially fails to perform under the terms of this Agreement, HBI may terminate this Agreement by giving *** days advanced written notice to Avanir, unless Avanir cures such breach, default or failure of performance within such *** day period.
Section 6.05 Continuing Obligations. Termination of this Agreement by either party for any reason under the terms and conditions of this Agreement will not affect obligations of either party incurred prior to termination or the right of either party to recover damages from any breach thereof or affect HBI’s obligations to pay Avanir any fees, milestones, or other payments that have accrued as of the date of such termination. In the event Avanir terminates this Agreement for non-payment of fees under Section 5 by HBI, all amounts then owing by HBI will immediately become due and payable.
Section 6.06 Remedies. Upon termination of this Agreement by either party for any reason under the terms and conditions of this Agreement, neither party will incur any liability whatsoever for any damage, loss or expenses of any kind suffered or incurred by the other arising directly and solely from or incident to any termination of this Agreement (or any part thereof) by such party (whether or not such party is aware of any such damage, loss or expenses) so long as such party’s termination complies with the terms of the Agreement. Termination is not the sole remedy under this Agreement and, whether or not termination is effected, all other remedies will remain available.
Section 6.07 Consequences of Termination. Upon termination of this Agreement by either party prior to the expiration of this Agreement set forth in Section 6.01:
     (a) Licenses. The licenses granted under Section 2.02 will terminate, and HBI will permanently discontinue all advertising with respect to Products, although HBI may, to the extent permitted by applicable law, continue to sell Products which it has in inventory at the time of

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termination; provided, however, that any such sale will (i) be made at prices and under terms generally consistent with previous sales of the Products by HBI and (ii) be conducted in a manner so as not to be harmful to Avanir or the market for the Products. Notwithstanding the above, HBI may not sell the Products more than *** days after the effective date of termination. At Avanir’s option, remaining stocks of Products may be bought by Avanir at HBI’s standard sale price. HBI will deliver such stocks at Avanir’s direction and expense.
     (b) Confidential Information. HBI will return all copies of all of Avanir’s Confidential Information and any other Data relating to the Products.
Article VII. MISCELLANEOUS
Section 7.01 Publicity. The parties to this Agreement understand that Avanir is a public company and agree that Avanir may disclose certain matters pertaining to this Agreement as to enable it to fully comply with USA or Territory securities laws or regulations, which disclosure may be in the form of public statements, whether oral or written, including, but not limited to, shareholder reports, communications with stock market analysts, press releases or other communications with the media. Notwithstanding the foregoing, any press release or other announcement pertaining to this Agreement by either party will be provided to the other party in advance for review and approval with such approval not to be unreasonably withheld or delayed.
Section 7.02 Publications. Neither HBI nor its agents, collaborators or subcontractors will publish the results of any clinical studies of any Products without the prior approval of Avanir, which approval of Avanir may not be unreasonably withheld or delayed.
Section 7.03 Rights to Assign. Neither party will have the right to assign or delegate this Agreement, or any of its rights or obligations under this Agreement (except for Avanir’s rights to payments pursuant to this Agreement) without the other’s express written consent, and such assignment or delegation without such consent will be null and void for all purposes. Avanir shall not unreasonably withhold its consent to any partial assignment of HBI’s rights hereunder for which payment would accrue in accordance with Section 2.06. Notwithstanding anything to the contrary in this Agreement, either Avanir or HBI may assign its entire interest in this Agreement without any prior consent provided that such assignment is to a wholly-owned Affiliate or part of the sale or transfer of substantially all of Avanir’s or HBI’s business related to the Product, or pursuant to a merger, corporate division, corporate separation or de-merger, as the case may be, and subject only to HBI’s compliance with Section 2.06.
Section 7.04 Notices/Reports. Any reports, notices or other communications required or permitted to be given by either party to this Agreement will be given in writing by personal delivery, overnight courier service or facsimile, or by registered or certified air mail, postage prepaid, return receipt requested, addressed to each respective party at the address shown below.
If to Avanir:
Avanir Pharmaceuticals, Inc.
11388 Sorrento Valley Road, Suite 200
San Diego, California 92121
Attention: Chief Financial Officer
Facsimile No: (858)-658-7455

If to HBI:
Healthcare Brands International Limited
6 Queen Anne Street
London W1G 8LA
England.
Attention: CEO
Facsimile No.: 011-44-2073173106
or to such other address as either party may indicate by proper notice to the other in the same manner as provided in this Agreement. All notices are deemed effective on the date of receipt or, if delivery is not accepted, five days after placement with the addressee, an overnight courier service or a post office, as applicable.
Section 7.05 Severability. If any provision of this Agreement is determined to be invalid, void, or unenforceable, then any such provision will be ineffective to the extent invalid, void or unenforceable, and the remaining provisions of this Agreement will continue in full force and effect without being impaired or invalidated in any way.
Section 7.06 Dispute Resolution. As a required precondition to terminating the Agreement or any license granted pursuant to this Agreement or to initiating any legal action, any dispute, controversy, or claim arising out of this Agreement or its interpretation, performance, breach, enforcement or termination, or any other claim arising out of the respective rights and duties of the parties (hereinafter, a “Dispute”), will be resolved, to the exclusion of a court of law, by binding arbitration conducted in accordance with the Arbitration Rules of the United Nations Commission on International Trade Law (UNCITRAL), in effect as of the date hereof. Unless the parties agree in writing on the appointment of a single arbitrator, the matter will be referred to three arbitrators; one to be appointed by each party, and the third, who will act as Chairman, being nominated by the two so selected by the parties. The arbitration decision or award will be final and binding on the parties, and the parties agree to be bound thereby and to act accordingly. The arbitration award is to be given by a majority decision; however, if there be no majority in favor of a single decision or award, the award will be made by the Chairman alone. The arbitrators will be empowered to award relief which is legal and/or equitable in nature, as appropriate. The expenses of the proceeding will initially be borne equally by the parties to the dispute, but the prevailing party in such proceeding will be entitled to recover, in addition to reasonable attorneys’ fees and all other expenses, its contribution for the reasonable fees and expenses of the arbitrator as an item of damage and/or recoverable expenses. The place of arbitration will be London. The language of such arbitration will be English. Judgment on the award rendered by the arbitrators may be entered in any court of competent jurisdiction, or application may be made to such court for judicial acceptance of the award and/or an order of enforcement as the case may be. The arbitration will be conducted confidentially and any award may be made public only with the prior written consent of the parties.

Section 7.07 Governing Law. This Agreement will be construed in accordance with the laws of New York, USA, without giving any effect to the principles of conflict of laws thereof and without regard to the United Nations Convention on Contracts for the International Sale of Goods.
Section 7.08 Entire Agreement. This Agreement (together with its Exhibits and Schedules) contains the entire agreement of the parties regarding the subject matter of this Agreement and supersedes all prior agreements, understandings and negotiations regarding the same. This Agreement may not be changed, modified, amended or supplemented except by a written instrument signed by both parties.
Section 7.09 Waiver. The waiver by either party of a breach of any provisions contained in this Agreement will be in writing and will in no way be construed as a waiver of any succeeding breach of such provision of the waiver of the provision itself.
Section 7.10 Relationship of the Parties. The relationship between Avanir and HBI under this Agreement is that of parties to an arms-length negotiated contract. Nothing in this Agreement is intended or is to be construed so as to create between Avanir and HBI, respectively, the relationship of partners, or joint venturers, or to establish either party to this Agreement as the employee or agent of the other party to this Agreement. Neither party to this Agreement has an express or implied right or authority under this Agreement to make any statement or commitments of any kind or to assume or to create any obligations on behalf of or in the name of the other party to this Agreement, or to bind the other party to any contract, agreement or undertaking with any Third Party.
Section 7.11 Certain Construction Rules. The Article and Section headings used in this Agreement are for convenience of reference only and in no way define, limit, extend or describe the scope or intent of any provisions hereof. In addition, as used in this Agreement, unless otherwise expressly stated to the contrary, (a) all references to days, months or years are references to calendar days, months or years and (b) any reference to a “Section,” “Article,” “Exhibit,” or “Schedule” is a reference to a Section or Article of this Agreement or an Exhibit or Schedule attached to this Agreement. Any reference to a “person” means any individual, corporation, partnership, joint venture, association, trust or any other entity or organization of any kind or character, including a governmental agency.
Section 7.12 Counterparts. This Agreement may be executed in several counterparts, each of which will be an original, but all of which, when taken together, will constitute one and the same instrument.
Section 7.13 Further Assurances. Each party agrees to execute, acknowledge and deliver such further instruments, and do such other acts, as may be necessary and appropriate in order to carry out the purposes and intent of this Agreement.
[REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties to this Agreement have executed this Agreement as of the day and year first written above.

HEALTHCARE BRANDS	AVANIR PHARMACEUTICALS
INTERNATIONAL LIMITED

By:	By:

Name:

Title:

Date:	Date:

[SIGNATURE PAGE TO DOCOSANOL DATA TRANSFER &
PATENT LICENSE AGREEMENT]

SCHEDULE 1.13
Licensed Patents [table follows]

Patent /
			Filing	Application	Issue
Patent title	Territory	Status	date	Number	date
Use of C-20 to C-26 Aliphatic Alcohols in the Treatment of Viral Infections	EP	Issued	4/16/90	0469064	9/29/93

Use of C-27 to C-32 Aliphatic Alcohols in Antiviral Treatment	EP	Issued	4/16/90	0428642	9/29/93

***	***	***	***	***	***

***	***	***	***	***	***

Viral inhibition by long-chain alcohols, alkanes, fatty acids and amides	EP	Issued	09/10/97	1001759	7/20/05

Viral inhibition by long-chain alcohols, alkanes, fatty acids and amides	Poland	Issued	9/10/97	189618	1/5/05

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Synergistic inhibition of viral replication by long-chain hydrocarbons and nucleoside analogs	Russian Federation	Issued	3/8/2000	2251415	5/10/05

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Patent /
			Filing	Application	Issue
Patent title	Territory	Status	date	Number	date
***	***	***	***	***	***

***	***	***	***	***	***

***	***	***	***	***	***

***	***	***	***	***	***

***	***	***	***	***	***

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SCHEDULE 2
DEFERRED COMPENSATION
With respect to any transaction resulting in an Event listed in the table below which commences during the term of this Agreement (a “Transaction”), HBI shall pay to Avanir compensation according to the formula set forth below.
After the first such Event of the kind listed in 3 or 4 below, or of the kind listed in 1 or 2 below if all rights to the Product in all countries in the Territory then controlled by HBI are sold, no subsequent Event of any kind shall be deemed to trigger any such payment obligation to Avanir. If Event 1 or 2 occurs in part, but not all of the Territory, or with respect to some, but not all of HBI’s rights to the Product hereunder, and after such sale HBI retains any rights to the Product in any part of the Territory, any subsequent Event 1 or 2, either in another country or countries in the Territory, or with respect to other rights to a Product, shall trigger a payment obligation but only with respect to such other country(ies) and rights, and only if it occurs prior to an Event listed in 3 or 4 below.

No.	Event	Formula
1	The sale to a Third Party of HBI’s rights to Products only	***% x ***

2	The sale to a Third Party of HBI’s rights to multiple products, including the Product,	***% X *** X (*** /***)

3	First Sale or Merger of HBI with a Third Party	***% X *** X (*** /***)

4	IPO of HBI	Issuance of Shares of HBI to Avanir in a Dollar value = ***% of the ***-money valuation (i.e., post-IPO) x (*** /***)
Notwithstanding the foregoing, in the event that HBI grants a sublicense of, but does not assign/ sell outright, rights to the Products in all or part of the Territory, HBI shall pay to Avanir ***% of all relevant *** received The payment by HBI of the compensation provided in the table above resulting from any subsequent assignment of all rights to the Product in the relevant country, or the sale, merger or IPO of HBI under any of the Events above will terminate HBI’s obligation under this paragraph to pay Avanir any subsequent portion of the ***.
For the avoidance of doubt, the parties acknowledge and agree that HBI’s use of distributors or sales or marketing agents shall be neither a sublicense nor a sale of Product rights for purposes hereof, and thus does not constitute any of the Events described in the table above.

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Examples:
Case 1:
•	HBI sells all rights to Product alone in France, Germany and Spain. HBI pays ***% of *** to Avanir.

•	HBI is then acquired. HBI pays ***% of *** X (***/***) to Avanir.

•	No further payment obligations to Avanir.
Case 2:
•	HBI sells all rights to Product in Germany and France. HBI pays ***% of *** to Avanir.

•	HBI then sells all remaining rights to Product in rest of Territory in subsequent transaction. HBI pays ***% of *** to Avanir.

•	No further payment obligation to Avanir, even upon Sale of HBI or IPO of HBI.
Case 3:
•	HBI sublicenses rights to Product in Germany and France but retains rights in rest of the Territory. HBI pays ***% of *** to Avanir.

•	HBI then sells all remaining rights to Product (but not the Germany and France rights). HBI pays ***% of *** to Avanir. HBI continues to pay ***% of *** to Avanir.
Case 4:
•	HBI sublicenses rights to Product in Germany and France but retains rights in rest of the Territory. HBI pays ***% of *** to Avanir.

•	HBI then is sold or merged (as an Event 3) or goes public (as an Event 4) HBI pays Avanir as shown on the table for Events 3 or 4, as relevant. HBI (including any successor to HBI) is no longer required to pay ***% of *** to Avanir.
Case 5:
•	HBI sublicenses rights to Product in Germany and France but retains rights in rest of the Territory. HBI pays ***% of *** to Avanir.

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•	HBI then sells all remaining rights (including Germany and France rights) to Product. HBI pays ***% of *** Proceeds to Avanir. HBI (including any assignee of HBI) is no longer required to pay ***% of *** to Avanir.
Definitions:
“Net Product Sales” means gross revenues from sales by or on behalf of HBI of Products to third parties in the relevant Territory, less ***, *** and *** and ***, in the twelve calendar months ended prior to the closing of the relevant Transaction.
“License Receipts” means the total of any ***, *** or *** received from a sublicensee as consideration for the grant of a sublicense to the Product.
“Net Total Sales” means Net Product Sales *** sales by or on behalf of HBI of *** not licensed under this Agreement, in the twelve calendar months ended prior to the closing of the relevant Transaction.
“M&A Proceeds” means the gross amount of any consideration, in any form or kind, received by HBI or HBI’s shareholders in connection with the sale, merger or change of control of HBI, net of reasonable out-of-pocket legal fees, finders fees and broker fees paid (but not in any event to exceed ***% of such gross amount of consideration), as evidenced by HBI in reasonable detail; provided that the compensation paid to Avanir shall be comprised of the same cash or non-cash type and ratio of consideration payable to HBI or HBI’s shareholders generally, and shall be paid at the same time or times as received. In the event that the M&A Proceeds is not in the form of cash or publicly traded securities, then if the parties cannot agree on the value of M&A Proceeds, they will engage a mutually agreeable Third Party to determine such valuation.
“Sale Proceeds” means the gross amount of any consideration, in any form or kind, received by HBI as consideration for the sale of the Product rights to a Third Party, net of reasonable out-of-pocket legal fees, finders fees and broker fees (but not in any event to exceed ***% of such gross amount of consideration), as evidenced by HBI in reasonable detail; provided that the compensation paid to Avanir shall be comprised of the same cash or non-cash type and ratio of consideration payable to HBI generally, and shall be paid at the same time or times as received. .
PROCESS
1.1	HBI shall submit its draft determination of the amount payable pursuant to the above formula to Avanir within *** Business Days of completion of the relevant Transaction, following which Avanir shall have *** Business Days within which to submit a written notification of its acceptance or non-acceptance of the amount. If Avanir does not so notify HBI within *** Business Days of delivery of the draft determination, or if Avanir notifies HBI that it accepts the draft determination, then Avanir will be deemed to have accepted the draft determination with respect to such Transaction.

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1.2	If Avanir notifies HBI of any objection then:

1.2.1	Avanir will set out in reasonable detail their reasons for such non-acceptance and specify the adjustments that in its opinion should be made to the draft determination and provide supporting evidence for each such adjustment;

1.2.2	Avanir will provide the HBI with access to all such documents and working papers relating to its preparation of the reasons for non-acceptance and proposed adjustments to the draft determination; and

1.2.3	HBI and Avanir will respectively use all reasonable endeavors to reach agreement upon the adjustments needed to meet the objections of Avanir.

1.3	If Avanir and HBI do not reach agreement within *** Business Days after service of the notice to HBI of non-acceptance, then the matter(s) in dispute will be referred to the decision of a single independent chartered accountant or an independent firm of chartered accountants (in either case, the “Independent Accountant”) that is mutually agreeable to both parties. The Independent Accountant (whose costs will be shared equally by the parties) will act as expert (and not as arbitrator) and the decision of the Independent Accountant shall (in the absence of manifest error) be final and binding on the parties. It is the parties’ intention that the Independent Accountant will perform his task within *** Business Days if practicable and they shall encourage him to do so.

1.4	Avanir and HBI will use all reasonable endeavors to provide all such working papers, documents and other information as is requested by the Independent Accountant and will procure that the Independent Accountant is requested to state, when giving his decision on the matter(s) referred to him, what adjustments (if any) need to be made to the draft determination.

1.5	If Avanir and HBI reach agreement on (or Avanir is deemed to have accepted) the draft determination or if a revised determination is finally determined at any stage in the procedure, the determination as so agreed or determined will provide the amount payable to Avanir (as applicable) within *** Business Days upon reaching agreement and shall be final and binding on Avanir and HBI.

1.6	Avanir and HBI will pay their own costs and expenses in connection with the preparation and agreement of the draft determination or any objections thereto including, where applicable, any costs associated with presentation of their cases to the Independent Accountant.

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